BANK OF SMITHTOWN

EMPLOYEE STOCK OWNERSHIP PLAN

Amended and restated effective as of January 1, 2002

BANK OF SMITHTOWN
EMPLOYEE STOCK OWNERSHIP PLAN

Bank of Smithtown (the "Company"), a New York corporation, hereby amends and restates the following employee stock ownership plan (the "Plan"). The effective date of this amendment and restatement is January 1, 2002.

BACKGROUND

The Board of Directors of the Company has adopted an employee stock ownership plan for eligible employees to provide a means for them to acquire an equity interest in the Company. The Board of Directors of the Company wishes to recognize the contribution made to the successful operation of the Company by its Employees, to encourage broader stock ownership in the Company by its Employees, and to share with Employees the benefits of continued growth in Company profitability. The Plan is a stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, (the "Code") and is intended to be an employee stock ownership plan under Section 4975(e)(7) of the Code and regulations thereunder. It includes this Plan and the related Trust Agreement. The Board of Directors has authorized the execution of Plan and Trust Agreement documents as presented to them.

ARTICLE ONE -- ESTABLISHMENT OF PLAN

1.01 Name. The name of the Plan is "Bank of Smithtown Employee Stock Ownership Plan.

1.02 Purpose. The purpose of the Plan is to describe the terms and conditions under which contributions, made pursuant to the Plan and used primarily or exclusively to purchase stock of the Company, will be allocated and paid to the Participants and their Beneficiaries. The Plan is for the exclusive benefit of Participants and Beneficiaries. The Plan is intended to be a stock bonus plan qualified under Section 401(a) of the Code and an employee stock ownership plan under Section 4975(e)(7) of the Code and regulations thereunder and Plan Assets will be invested primarily in employer securities.

1.03 Plan Year. For the purpose of keeping the Plan's books and records and distributing or filing any reports or returns required by law, the Plan shall be operated on the basis of a Plan Year. Plan Years shall begin on January 1st of each year and shall end on December 31th of each year.

ARTICLE TWO -- DEFINITIONS

In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other. The following capitalized words and phrases shall have the meanings specified when used in the Plan and the Trust Agreement, unless a different meaning is plainly required by the context.

2.01 *"Account"* means the accounts maintained to record the interest of a Participant in Trust Assets held pursuant to Plan and Trust Agreement documents. "*Pre-Amendment Account*" means the sum of the "*Pre-Amendment Company Stock Account*" and the "*Pre-Amendment Other Investments Account.*" "*Pre-Amendment Company Stock Account*" means the Account to which is credited Company Stock acquired with any of the balance to the credit of any Participant as of before or on the Pre-Amendment Adoption Date. "*Pre-Amendment Other Investments Account*" means the Account to which is credited any cash or investments other than Company Stock attributable to any of the balance to the credit of any Participant as of before or on the Pre-Amendment Adoption Date. "*Company Stock Account*" means the Account to which is credited Company Stock other than Company Stock in the Pre-Amendment Company Stock Account, which has been contributed in kind, purchased and paid for by the Trustee with Company Contributions or S-Corporation Distributions, released from the Unallocated Stock Suspense Account for allocation to the Company Stock Account, or forfeited by other Participants. "*Company Contribution Account*" means the Account to which are credited Company Contributions made in cash, S-Corporation Distributions not applied to repayment of an Acquisition Loan, forfeitures from the Company Contribution Accounts of other Participants, and any investments in a Participant's Account which are not credited to the Participant's Pre-Amendment Company Stock Account, Company Stock Account, or Pre-Amendment Other Investments Account, except that amounts credited to the Company Contribution Account may not be applied to (i) purchase of Company Stock, or (ii) repayment of a Acquisition Loan used to purchase Company Stock, in which the Company Stock is acquired in a transaction in which the seller of the Company Stock has elected application of Section 1042 of the Code. "*Company Contribution Stock Investment Account*" means the Account to which are credited Company Contributions made in cash, forfeitures from the Company Stock Investment Accounts of other Participants, and any investments in a Participant's Account which are not credited to the Participant's other Accounts.

2.02 "*Acquisition Loan*" means a loan (or other extension of credit) used by the Trustee to finance the acquisition of Company Stock, which loan constitutes an Exempt Loan, as defined in Section 2.25.

2.03 "*Acquisition Loan Company Contribution*" means the amounts contributed to the Plan by the Company pursuant to Section 4.01 to repay an Acquisition Loan.

2.04 "*Affiliated Company*" shall mean:

(a) any parent or subsidiary of the Company (or company under common control with the Company) that is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code and determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) of the Code) as the Company;

(b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which the Company is a member; and

(c) any trade or business under common control with the company, as determined under Section 414(c) of the Code.

"*50 percent Affiliated Company*" shall mean an Affiliated Company, but with the phrase "*more than 50 percent*" substituted for the phrase "*at least 80 percent*" in Section 1563(a) of the Code.

2.05 "*Anniversary Date*" means the 31st of December of each year (the last day of each Plan Year).

2.06 "*Beneficiary*" means the person or persons who are designated by a Participant or the Plan to receive benefits payable upon the Participant's death pursuant to Section 7.08.

2.07 "*Break in Service*" means the failure of a Participant to complete at least 500 Hours of Service during a Plan Year. For purposes of determining whether an Employee has incurred a Break in Service, Hours of Service shall be recognized for "*Authorized Leaves of Absence*" and "*Maternity and Paternity Leaves of Absence.*"

"*Authorized Leave of Absence*" means an unpaid temporary cessation from active employment for the following purposes, provided that all Employees shall be treated alike in like circumstances:

(a) Temporary leave, such as layoff, which does not exceed six months;

(b) Absence for illness or disability, provided that such absence does not exceed one year;

(c) Military service required by law or under leave granted by the Employer, provided the Employee returns within 90 days of his or her release from active duty or any longer period during which his or her right to reemployment is legally protected.

"*Maternity or Paternity Leave of Absence*" means absence from work due to (a) the Employee's pregnancy, (b) the birth of the Employee's child, (c) the placement with, or adoption by, the Employee of a child, or (d) child care for a period beginning immediately after such birth, placement or adoption.

For these purposes, Hours of Service shall be credited for the Plan Year in which such absence begins, but only if credit therefore is necessary to prevent the Employee from incurring a Break in Service, or, in any other case, in the immediately succeeding Plan Year. The Hours of Service credited pursuant to this paragraph shall be those which would normally have been credited, but for such absence, or in any case in which the Committee is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited pursuant to this paragraph shall not exceed 501.

2.08 "*Board of Directors*" means the Board of Directors of the Company.

2.09 "*Code*" means the Internal Revenue Code of 1986, as amended.

2.10 "*Company*" means the Employer, Bank of Smithtown, its predecessors or successors, but includes only Affiliated Companies that have adopted this Plan pursuant to Section 17.04..

2.11 "*Company Contribution*" means the total of amounts contributed to the Trust by the Company to be allocated either to the Company Contribution Account, the Company Stock Account, or the Company Contribution Stock Investment Account..

2.12 "*Company Stock*" means shares of common stock issued by the Company, or shares of Preferred Stock issued by the Company convertible to common stock, which shares constitute "*qualifying employer securities*" under Section 407(d)(5) of ERISA and under Sections 409(l) and 4975(e)(8) of the Code.

2.13 "*Compensation*" shall mean the following:

(a) Compensation shall include the total of all amounts paid to a Participant for the Plan year by the Company for personal services as reported on the Participant's Federal Income Tax Withholding Statement (Form W-2), including deferral under a cafeteria plan under Code Section 125 and employee elective salary deferrals under Code Section 402(g)(3).

Compensation shall not include:

(1) contributions made by an employer to a qualified plan to the extent that, before application of Section 415 of the Code to that plan, the contributions are not includible in the gross income of the Participant for the year in which contributed;

(2) employer contributions on behalf of an employee to a simplified pension plan;

(3) any distribution from a plan of deferred compensation, except that any amounts received by an employee pursuant to an unfunded non-qualified plan may be included in that year that such amounts are included in gross income;

(4) amounts realized from the exercise of a non-qualified stock option or from stock or property that is currently taxable under Section 83 of the Code;

(5) amounts realized from the sale, exchange, or other disposition of stock acquired through the exercise of a qualified or incentive stock option; and

(6) other amounts that receive special tax benefits, such as premiums for group term life insurance to the extent not included in gross income, or contributions made by an employer toward the purchase of an annuity contract described in Section 403(b) of the Code.

(b) The Compensation of each Participant taken into account for determining all benefits under the Plan for the Plan Year shall not exceed \$150,000 (\$200,000 for Plan Years beginning after December 31, 2001) as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. If a determination period consists of fewer than 12 months, the applicable annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(c) Notwithstanding the above, Compensation for a Participant shall include any amounts contributed by an employer on behalf of a Participant pursuant to a Salary Reduction Agreement and not includible in the gross income of an Employee under sections 125, 402(e)(3), 402(h) or 403(b) of the Code or, for Plan Years beginning January 1, 2001, pursuant to section 132(f) elections.

2.14 "*Direct Rollover*" shall mean a payment by the plan to the Eligible Retirement Plan specified by the distributee and which is mailed to the Participant.

2.15 "*Disability*" means only a disability which renders the Participant totally unable, as a result of a bodily or mental disease or injury, to perform any duties for the Company for which the Participant is reasonably fitted, which disability is expected to be of permanent or long and indefinite duration. This term shall not include any disability directly or indirectly resulting from or related to a criminal act or attempt, any injury or disease occurring while compensation to the participant was suspended, or any injury that was intentionally self-inflicted. Further, this term shall apply only if (a) the Participant is sufficiently disabled to qualify for the payment of disability benefits under the federal Social Security Act or Veterans Disability Act, or (b) the Participant's disability has been demonstrated to the satisfaction of the Plan Administrator.

2.16 "*Distributee*" shall mean an employee, former employee or an employee's or former employee's surviving spouse (and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code) who receives a distribution of benefits under this Plan.

2.17 "*Domestic Relations Order*" means any judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations or community property law, which relates to the provision of child support, alimony payments or property rights to an Alternate Payee: "*Qualified Domestic Relations Order*" means a domestic relations order which:

(a) assigns to, creates or recognizes the existence of an Alternate Payee's right to receive all or a portion of the benefits payable to a Participant hereunder;

(b) specifies (1) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee, (2) the amount or percentage of the Participant's benefits to be paid to each Alternate Payee, or the manner in which such amount is to be determined, (3) the number of payments or the period to which the order applies; and

(c) does not require (1) any form or type of benefit of any other option not available under this Plan, (2) the Plan to provide benefits greater in value than the actuarial equivalent of the benefits otherwise provided hereunder and (3) any payment which would be in conflict with a payment required to be made to another Alternate Payee under the terms of a prior Qualified Domestic Relations Order;

"*Alternate Payee*" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all or a portion of a Participant's benefits under the Plan.

2.18 "*Effective Date*" means January 1, 1990. "*Amendment Effective Date*" means December 20, 1994, the date of restatement of this Plan to be an Employee Stock Ownership Plan. "*GUST Amendment Effective Date*" means January 1, 1998, the effective date of this amended and restated plan document.

2.19 "*Eligible Retirement Plan*" shall mean an eligible retirement plan account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) or, for Plan Years beginning after December 31, 2001, section 403(b)of the Code, a qualified trust described in section 401(a) of the Code, that accepts the distributee's Eligible Rollover Distribution, or for Plan Years beginning after December 31, 2001, an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. For Plan Years beginning before January 1, 2002, in the case of an Eligible Rollover Distribution to the surviving spouse, "*Eligible Retirement Plan*" shall mean an individual retirement account or individual retirement annuity.

2.20 "*Eligible Rollover Distribution*" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include:

(a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

(b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

(c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

2.21 "*Employment Commencement Date*" shall mean the first day that an employee is entitled to be credited with an Hour of Service for the performance of duty.

2.22 "*Entry Date*" shall mean ~~January 1~~ of each Plan Year. amended to be January 1st July 1st

2.23 "*Employee*" shall mean any person employed by the Company, including officers, shareholders, or directors, who is on the regular payroll of the Company and is treated and/or classified by the Company as an employee for purposes of employment, taxes, and wage withholding for Federal income taxes. If an individual is not considered to be an employee of the Company in accordance with the preceding sentence, a subsequent determination by the Company, any governmental agency, or court, that an individual is an employee of the Company, even if such detemination is applicable to prior years, will not have retroactive effect for purposes of the Plan.

Employee shall also include any other person required to be aggregated under Section 414(b),(c),(m) or (o) of the Code. Employee shall not include any individual who is a nonresident alien and does not receive from the Company any earned income or wages that constitute income from sources within the United States.

2.24 "*Employment Year*" shall mean for each Employee the 12-month period commencing on the date that the Employee's employment commences and on each anniversary of the date that the Employee's employment commenced.

2.25 "*ERISA*" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406) as amended.

2.26 "*Exempt Loan*" shall mean an Acquisition Loan made to the Trust by a disqualified person (as defined in Code Section 4975(e)(2)) or a loan to the Trust that is guaranteed by a disqualified person, which Acquisition Loan satisfies the requirements of Department of Labor Regulation §2550.408b-3 and Treasury Regulation §54.4975-7(b) and Section 12.01 hereof.

2.27 "*Financed Shares*" shall mean shares of Company Stock acquired with the proceeds of an Acquisition Loan.

2.28 "*Five-Year Break in Service*" means five consecutive Breaks in Service.

2.29 "*Highly Compensated Employee*" shall mean any Employee who is described in this Section. The determination of whether an Employee is a Highly Compensated Employee will be made in accordance with section 414(q) of the Code.

(a) Highly Compensated Employee shall mean any Employee who;

(1) was at any time during the Plan Year or preceding Plan Year a five percent (5%) owner of the Company; or

(2) for the preceding Plan Year received Compensation from the Company and all Affiliated Companies that in the aggregate is in excess of $80,000 provided that the Employee is also in the Top Paid Group of Employees for the preceding Plan Year.

(b) The dollar limit described in Sections 2.29(a)(2) shall be adjusted in accordance with governmental regulations prescribing the method and amount of such adjustments, including adjustments for a short Plan Year.

(c) For purposes of this Section, "*Top Paid Group of Employees*" shall mean the group consisting of the top twenty percent (20%) of Employees of the Company and all Affiliated Companies for a Plan Year, when ranked on the basis of Compensation paid during such year. Solely for purposes of determining the number of employees to be included in such group, the following Employees will be excluded:

(1) Employees who have not completed six months of employment;

(2) Employees who are normally scheduled to complete less than 17-1/2 hours per week;

(3) Employees who normally work not more than six months during any year;

(4) Employees who have not attained the age of 21; and

(5) Employees covered by a collective bargaining agreement (except as may be otherwise provided by regulation of the Secretary of Treasury).

2.30 "*Hour of Service*" means each hour for which an Employee is paid or is entitled to be paid for services to the Company and each hour for which an Employee is directly or indirectly paid or is entitled to be paid (including payments made under a plan maintained to comply with worker's compensation or disability insurance laws) for a period of vacation, holiday, illness, disability, lay-off, jury duty, temporary military duty, union-authorized lost time or leave of absence.

No Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with unemployment compensation laws. Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by the Company is an Hour of Service. No more than 501 Hours of Service shall be credited for one continuous period during which an Employee does not perform duties. In all respects an Employee's Hours of Service shall be counted as required by Section 2530.200b of the U.S. Department of Labor's regulations under Title I of ERISA. Hours of Service shall be credited for any individual who is considered a leased employee for purposes of this Plan under Section 414(n) of the Code.

2.31 "*Independent Appraiser*" means any appraiser meeting requirements similar to the requirements of the regulations prescribed under Section 170(a)(1) of the Code and any requirements of regulations prescribed under Section 3(18) of ERISA.

2.32 "*Late Retirement Date*" means the first day of the month coinciding with or next following a Participant's termination of Service after having reached his or her Normal Retirement Date.

2.33 "*Leased Employee*" means any person (other than an Employee), who pursuant to an agreement between the Company and any other person ("leasing organization") has performed services for the Company (or for the Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Company. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

2.34 "*Limitation Year*" shall mean the Plan Year or such other 12-consecutive-month period as may be designated by the Company from time to time by resolution of its Board of Directors.

2.35 "*Normal Retirement Date*" means the date of a Participant's fiftyy-fifth (55th) birthday, or, if later, the fifth anniversary of the date a Participant commenced participation in the Plan.

2.34 "*Participant*" means any Employee who has satisfied the eligibility requirements of Article Three and who has an account balance under the Plan.

2.36 "*Pre-Amendemnt Benefits*" means benefits attributable to Company Contributions made prior to the Amendment Effective Date.

2.37 "*Pre-Retirement Survivor Annuity*" means an immediate annuity for the life of the Participant's spouse, the payments under which must be equal to the amount of benefit that can be purchased with the Accounts of a Participant used to provide the death benefit under the Plan.

2.38 "*Plan*" means the Bank of Smithtown Employee Stock Ownership Plan, which includes this Plan and a related Trust Agreement.

2.39 "*Plan Administrator*" means the person appointed by the Board of Directors of the Company to supervise the administration of the Plan as hereinafter provided, or if no person is appointed by the Board of Directors, the Company.

2.40 "*Plan Year*" means the twelve month period beginning each January 1, and ending each December 31.

2.41 "*Reasonable Rate of Interest*" shall mean 100 basis points below the lowest prime rate of interest as reported by the Wall Street Journal or similar authority, adjusted annually as of the Anniversary Date, unless such rate is unreasonable as determined by the Plan Administrator, in which case the Plan Administrator shall determine a Reasonable Rate of Interest.

2.42 "*S-Corporation Distributions*" means a distribution received by the Plan from the Company in respect of the Company's earnings and profits for any period in which the shareholders of the Company have elected to be taxed under Subchapter "S" of the Code.

2.43 "*Service*" means employment with the Company, commencing on the first day that the Employee performs an Hour of Service for the Company.

2.44 "*Special Fiduciary*" means the person appointed by the Company pursuant to Section 11.01 to serve as fiduciary and special trustee for the Trust for the exclusive purpose of considering a transaction whereby the Trust will dispose of directly or indirectly (including a sale of all Company assets to be followed by liquidation of the Company) substantially all Company Stock held by the Trust and to direct the Trustee with respect to such transaction.

2.45 "*Trust*" or "*Trust Fund*" means the trust fund created under this Plan.

2.46 "*Trust Agreement*" means the agreement between Company and the Trustee concerning the Trust Fund.

2.47 "*Trust Assets*" mean the Company Stock and other assets held in the Trust for the benefit of Participants.

2.48 "*Trustee*" means one or more corporate persons and/or individuals selected from time to time by the Board of Directors of the Company to serve as trustee or co-trustee of the Trust Fund. "*Special Trustee*" means the Special Fiduciary appointed by the Company pursuant to Section 11.01 to serve as fiduciary for the Trust for the exclusive purpose of considering a transaction whereby the Trust will dispose of directly or indirectly (including a sale of all Company assets to be followed by liquidation of the Company) substantially all Company Stock held by the Trust and to direct the Trustee with respect to such transaction.

2.49 "*Unallocated Stock Suspense Account*" means an account containing Company Stock acquired with the proceeds of an Acquisition Loan and which has not been released from such account and allocated to the Participants' Company Stock Accounts.

2.50 "*Valuation Date*" shall mean the Anniversary Date and each interim date upon that the Plan Administrator determines that a valuation of the Trust Fund shall be made.

2.51 "*Year of Service*" means an Employment Year during which an Employee completes 1,000 Hours of Service for the Company or any Company that is or has been an Affiliated Company at any time.

ARTICLE THREE -- ELIGIBILITY FOR PARTICIPATION

3.01 Initial Eligibility.

(a) All employees of the Company who have been Participants in the Plan on the Amendment Adoption Date shall continue to participate in the Plan. All other employees of the Company shall be eligible to participate in this Plan upon achievement of the minimum service specified herein. An Employee shall participate in the Plan as of the Entry Date occurring immediately following the close of the Employment Year in which the Employee completes 1,000 Hours of Service and is age 21 or older.

(b) All employees of Affiliated Companies that adopt this Plan shall participate in the Plan according to the same criteria as if they were employees of the Company, *provided that*, Highly Compensated Employees of Affiliated Companies shall be excluded from this Plan in ascending order of Compensation to the extent necessary to insure that this Plan and Plans maintained by Affiliated Companies that have not adopted this Plan comply with coverage requirements set forth in Section 410 of the Code.

(c) Leased Employees shall not participate in the Plan. If a Leased Employee becomes an Employee, Hours of Service performed by such Leased Employee shall be included in determining eligibility to participate in the Plan unless (i) such Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization, which plan provides for a non-integrated employer contribution rate of at lease 10 percent of compensation, immediate participation for all employees, and full and immediate vesting, and (ii) Leased Employees do not

constitute more than 20 percent of the Company's non-Highly Compensated Employees.

3.02 Participation. A Participant shall share in contributions under Section 4.01 for any Plan Year during which (i) he or she has at least 1,000 Hours of Service during the Plan Year; (ii) he or she receives Compensation for services rendered during the Plan Year; and (iii) he or she is employed by the Company on the last day of the Plan Year.

3.03 Participation After Reemployment. A Participant whose employment with the Company is terminated and who subsequently again becomes an Employee shall be readmitted as a Participant as of the date of reemployment.

3.04 Data. The Plan Administrator shall furnish each Employee who becomes a Participant in the Plan with a form containing such information as the Plan Administrator may desire, including, but not limited to, date of birth of the Employee and the Beneficiary designation of such Employee. Participants shall also provide the Plan Administrator with such other data as the Plan Administrator may consider necessary for the determination of the Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Plan Administrator in the administration of the Plan.

3.05 Omission of Eligible Employee. If, in any fiscal year of the Company, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Company for the year has been made, the Company shall make a subsequent contribution with respect to the omitted Employee in the amount which the Company would have contributed if he or she had not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.06 Inclusion of Ineligible Employee. If, in any fiscal year of the Company, any Employee who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution by the Company for the year has been made, the Company shall not be entitled to recover the contribution made with respect to the ineligible Employee regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible Employee shall constitute a forfeiture for the Plan Year in which the discovery is made.

3.07 Election Not To Participate. Notwithstanding Section 3.02, an Employee may, subject to the approval of the Company, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer in writing at least thirty (30) days before the beginning of a Plan Year.

ARTICLE FOUR -- COMPANY CONTRIBUTIONS PURSUANT TO THIS PLAN

4.01 Company Contributions.

(a) The Company may make a contribution to the Trust Fund for each Plan Year to be allocated to the Account of each Participant eligible to receive such allocation under Section 3.02. The contribution, if any, shall be in an amount to be determined by the Board of Directors of the Company in its sole discretion, provided that the Company shall make a total Company Contribution sufficient to satisfy any currently maturing obligations with respect to any Acquisition Loans where the lender under such Acquisition Loan has not agreed to defer such obligations. Company Contributions may be paid by the Company in cash, shares of Company Stock, or by forgiveness of indebtedness, as determined by the Board of Directors of the Company. Any Company Contributions made by forgiveness of indebtedness shall be pursuant to a written certificate of the Company describing the indebtedness that is forgiven, the date of forgiveness, and the principal and interest portions thereof.

(b) Company Contributions for any Plan Year shall be paid to the Trust Fund no later than the due date (including extensions thereof) for filing the Company's income tax return for the fiscal year of the Company ending within such Plan Year. In no event shall the Company Contribution under this Section 4.01 for any Plan Year exceed the lesser of:

(1) the maximum amount the Company is permitted to deduct as an expense on its Federal Income Tax return; or

(2) the maximum amount which may be credited for such Plan Year in accordance with individual maximum annual addition limitations as set forth in Section 5.08.

(c) If any part of the Company Contribution for a Plan Year is in cash for purposes other than discharging Acquisition Loan indebtedness, such cash shall be applied by the Trustee to the purchase of Company Stock as such time that such Company Stock is available for purchase and the Trustee deems it desirable to purchase such Company Stock, except that amounts credited to the Company Contribution Account may not be applied to (i) purchase of Company Stock, or (ii) repayment of a Acquisition Loan used to purchase Company Stock, in which the Company Stock is acquired in a transaction in which the seller of the Company Stock has elected application of Section 1042 of the Code.

4.02 Participant Contributions. No Participant shall be required or permitted to make any contributions to the Plan.

4.03 Trust Fund.

(a) The contributions deposited by the Company in the Trust Fund in accordance with this Article shall constitute a fund held for the benefit of Participants and their eligible Beneficiaries under and in accordance with this Plan. No part of the principal or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their eligible Beneficiaries (including necessary administrative costs); provided, however, that in the case of a contribution made by the Company (1) as a mistake of fact, or (2) for which a tax deduction is disallowed, in whole or in part by the Internal Revenue Service, or (3) which is conditioned upon the initial qualification of the Plan under Section 401(a) of the Code and such initial qualification cannot be obtained, the Company shall be entitled to a refund of said contributions.

(b) Any refund of contributions described in Subsection (a) must be made (1) within one year after payment of a contribution made as a mistake of fact, or (2) within one year after disallowance of the tax deduction, to the extent of such disallowance, or (3) within one year of the date on which the initial qualification of the Plan is denied by the Internal Revenue Service, as the case may be.

ARTICLE FIVE -- PARTICIPANT ACCOUNTS

5.01 Creation of Accounts. The Plan Administrator shall create and maintain adequate records to disclose the interest in the Trust Fund of each Participant and Beneficiary under the Plan. Such records shall be in the form of individual Accounts (including a Company Stock Account for each Participant), and credits and charges shall be made to such Accounts in the manner herein described. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distributions made from an Account shall be charged to the Account as of the date paid.

5.02 Valuation. The value of the Trust Fund shall be computed by the Trustee as of each Valuation Date. The value of any Company Stock held in the Trust Fund that is not readily tradable on an established securities market shall be determined by an Independent Appraiser as of the close of business on each Valuation Date. The fair market value of Company Stock held by the Trust shall be determined on a per share basis for each share of Company Stock.

5.03 Apportionment of Gain or Loss. The value of the Trust Fund as computed pursuant to Section 5.02 shall be compared with the value of the Trust Fund as of the previous Valuation Date. Any difference in the value, not including contributions made since the preceding Valuation Date, shall be the net increase or decrease of the Trust Fund, and such amount shall be ratably apportioned by the Trustee on its books among the Participants' Accounts. Dividends paid with respect to Company Stock allocated to Participant's Accounts or credited to the Unallocated

Suspense Account shall be accounted for pursuant to Section 5.05. S -Corporation Distributions paid with respect to Company Stock allocated to Participant's Accounts or credited to the Unallocated Suspense Account shall be accounted for pursuant to Section 5.06.

5.04 Allocation of Contributions. Each Company Contribution under Section 4.01 shall be allocated as of the last day of the Plan Year for which the contribution is made among the Company Contribution Account and the Company Stock Account of eligible Participants in the proportion that his or her Compensation for that Plan Year bears to the Compensation of all Participants eligible to share in the Company Contribution for that Plan Year under Section 3.02. Each Participant's Company Contribution Account shall be credited with the Participant's allocable share of the Company Contribution contributed in cash and the Participant's appropriate Account shall be debited for the Participant's allocable share (to be determined by the same method used to allocate Company Contributions) of cash payments made by the Trustee for the acquisition of Company Stock or for the payment of principal and/or interest on an Acquisition Loan. Each Participant's Company Stock Account shall be credited with the Participant's allocable share of Company Stock contributed in kind by the Company for the Plan Year or purchased and paid for by the Trustee out of the Participant's Company Contribution Account.

5.05 Allocation of Dividends.

(a) Any cash dividends paid on shares of Company Stock allocated to Participants' Company Stock Accounts and remitted to the Trust Fund will, in the discretion of the Trustee and prior to the close of the Plan Year in which paid, be either applied to repayment of an outstanding Acquisition Loan concerning the Company Stock upon which the dividend is received or distributed to Participants in cash.

(b) If cash dividends on allocated shares are used for repayment of an Acquisition Loan, then each Participant Account holding allocated shares shall receive an allocation of Company Stock for the Plan Year from the Company Stock to be allocated from the Unallocated Stock Suspense Account as a result of all Company Contributions and all dividends paid during the Plan Year applied to repayment of an outstanding Acquisition Loan that shall have a minimum fair market value at least as great as the amount of the cash dividend that would have been allocated to the Participant's Account but for the Acquisition Loan repayment.

(c) Any shares from the Unallocated Stock Suspense Account to be allocated to Participant Accounts as a consequence of cash dividends on allocated shares shall be allocated to Participant Accounts in the proportion to which the cash dividend is attributable to Company Stock held in each Participant Account. Any stock dividends received on Company Stock shall be credited to the Accounts to which such Company Stock was allocated. Cash dividends paid with respect to

shares of Company Stock in the Unallocated Stock Suspense Account shall be applied to the repayment of the Acquisition Loan under which such stock was purchased. Company Stock to be allocated as a consequence of such repayment and not required to be allocated to the accounts of Participants receiving a cash dividend used to repay an outstanding Acquisition Loan by operation of subsection (b) shall be allocated in proportion to the relative Company Stock Accounts of each Participant as of the most recent Valuation Date.

(d) Dividends paid on Company Stock by forgiveness of debt in connection with an Acquisition Loan shall be treated as cash dividends applied to repayment of an outstanding Acquisition Loan.

5.06 Allocation of S-Corporation Distributions.

(a) S-Corporation Distributions received by the Trust with respect to shares of Company Stock allocated to Participants' Company Stock Accounts shall be allocated to each Participant's Company Contribution Account. Such S-Corporation Distributions on allocated shares of Company Stock shall be applied to repayment of an outstanding Acquisition Loan to the extent permitted under Treas.Reg. §54.4975-7. If the Plan Administrator determines that S-Corporation Distributions may not be applied to repayment of an outstanding Acquisition Loan, then such S-Corporation Distributions shall be allocated to each Participant's Company Contributions Account. S-Corporation Distributions so allocated shall be generally subject to the investment policy of the Plan. To the extent permitted under the Code and to the extent that such in-service distributions would not affect the continued qualification of the Plan under Section 401(a) of the Code, the Trustee may, in a uniform manner and in its sole discretion offer in-service distributions of S-Corporation Distributions with respect to Company Stock allocated to Participant Accounts.

(b) S-Corporation Distributions received by the Trust with respect to shares of Company Stock in the Unallocated Stock Suspense Account shall be applied to the repayment of the Acquisition Loan under which such stock was purchased. Company Stock to be allocated as a consequence of such repayment shall be allocated according to Section 5.04.

5.07 Allocations of Proceeds from Sale or Liquidation.

(a) Proceeds with respect to Company Stock allocated to a Participant's Account as a result of sale or redemption of Company Stock or of distributions from liquidation of the Company resulting from sale or other disposition of substantially all of the Company's assets shall be allocated in the Plan Year in which such proceeds are received to such Participant's Account.

(b) Proceeds with respect to Company Stock held in the Unallocated Stock Suspense Account as a result of sale or redemption of Company Stock or of distributions from liquidation of the Company resulting from sale or other disposition of substantially all of the

Company's assets shall first be applied to repayment of any outstanding Acquisition Loan with respect to such Company Stock in the Plan Year in which such proceeds are received.

(c) Proceeds with respect to Company Stock held in the Unallocated Stock Suspense Account as a result of sale or redemption of Company Stock or of distributions from liquidation of the Company resulting from sale or other disposition of substantially all of the Company's assets, net of proceeds applied to repayment of an outstanding Acquisition Loan, shall be allocated in the Plan Year in which such Proceeds are received. The proportion of such earning allocated to the Accounts of each Participant shall be the ratio of the balance of that Participant's Accounts to the Accounts of all Participants, computed as of the date immediately prior to any distribution made to Participants in connection with the receipt of such Proceeds.

5.08 <u>§1042 Nonallocation Rule</u>.

(a) Notwithstanding Sections 5.03, 5.04 , 5.05 and 5.06, no Section 1042 Stock (as hereafter defined) shall be allocated to any Section 1042 Participant (as hereafter defined) during the Section 1042 Nonallocation Period (as hereafter defined). Section 1042 Stock shall be allocated according to Section 5.04, except that the Compensation of all Section 1042 Participants shall be excluded. The foregoing restriction shall cease to apply to any Section 1042 Stock in the Suspense Account at such time as such stock ceases to be Section 1042 Stock.

(b) If Company Contributions to the Plan are made in cash and are not applied to reduce Acquisition Loan indebtedness, the Trustee shall designate whether such contributions may be subsequently applied to the purchase of Section 1042 Stock. If the Trustee designates such contributions or a portion of such contributions for possible purchase of Section 1042 Stock, such contributions shall be allocated to the Company Contribution Stock Investment Accounts of Participants and the nonallocation rule set forth herein shall apply to such contribution or portion thereof. If the Trustee designates that a contribution may not be subsequently applied to the purchase of Section 1042 Stock, such contributions shall be allocated to the Company Contribution Accounts of Participants.

(c) For the purposes of this Section 5.08:

(1)"*Section 1042 Stock*" means Company Stock purchased by the Trustees, but only if in connection with such purchase, the seller of such Company Stock has timely elected application of Section 1042 of the Code to such sale and the sale of such Company Stock and purchase of replacement securities by the seller meets all applicable requirements of Section 1042 of the Code;

(2) "*Section 1042 Participant*" means

(A) a Participant who has made an election under Section 1042 with respect to Company Stock or other employer securities; or

(B) any spouse, ancestor, lineal descendent or brother or sister (by whole or by half blood) of a Participant who has made an election under Section 1042 with respect to Company Stock or other employer securities, other than a lineal descendent who, together with all other lineal descendents, receives total allocations under this Plan during the Section 1042 Non-allocation Period of less than five percent of the Company Stock attributable to a sale to the Plan by any person related to such lineal descendents; or

(C) a Participant who owns, directly or indirectly (after application of the attribution rules provided in Section 318(a) of the Code without regard to the employee trust exception in Section 318(a)(2)(B)(i)) more than 25 percent of the value of any class of outstanding stock (or more than 25 percent of the total value of all outstanding stock) of the Company or an Affiliated Company.

(3)"*Section 1042 Nonallocation Period*" means the period with respect to any Section 1042 Stock beginning on the date of sale of such Section 1042 Stock and ending on the later of (i) the date of the allocation of Company Stock attributable to the final payment of all Acquisition Loans with respect to such Section 1042 Stock, or (ii) the date which is ten years after the date of sale of such Section 1042 Stock.

5.09 Maximum Allocation. The provisions of this Section shall be construed to comply with the maximum allocations permitted under Section 415 of the Code.

(a) Notwithstanding anything in this Article to the contrary, in no event shall the sum of:

(1) the lower of (i) any Company Contribution, or (ii) the sum of the fair market value of Company Stock allocated to a Participant's Account as a result of a Company Contribution plus Company Contributions that do not result in allocations of Company Stock to Participant Accounts,
(2) any forfeitures, and
(3) the Participant's own contributions, determined without regard to rollover contributions (as defined in Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code) and without regard to employee

contributions to a Simplified Employee Pension which are excludable from gross income under section 408(b) of the Code,

allocated for any Limitation Year to any Participant under this and any other defined contribution plan maintained by the Company or any 50-percent Affiliated Company, exceed the lesser of $30,000 ($40,000 for Plan Years after December 31, 2001) or twenty-five percent (25%) of such Participant's Compensation for the Limitation Year (one-hundred percent (100%) for Plan Years after December 31, 2001), provided, however, that if no more than one-third of the Company Contribution for a Plan Year is allocated to the group of Employees consisting of Highly Compensated Employees, and the shareholders of the Company have not elected for the Company to be taxed as an "S" Corporation for such Plan Year, then "*Company Contributions*" in Subsection (a)(1) above shall not include any portion of the Company Contribution used to pay interest on an Acquisition Loan and charged against the Participant's Account and "*forfeitures*" in Subsection (a)(2) shall not include forfeitures of Company Stock acquired by the Plan pursuant to an Acquisition Loan and reallocated to the Participant's Account.

(b) If the Company Contributions under this Plan and any other defined contribution plan maintained by the Company or any 50-percent Affiliated Company would cause such plans to exceed the limitations set forth in subsection (a), then the following remedial measures shall be taken in the following order to attempt to comply with such limitations:

(1) If Company Stock cannot be allocated to a Participant's Account because of the limitation contained in subsection (a), but would be able to be allocated consistent with such limitation if not more than one-third of the Company Contribution were allocated to the group of Employees consisting of Highly Compensated Employees, and allocation of such Company Stock exclusively on behalf of non-Highly Compensated Employees would result in not more than one-third of the Company Contribution allocated to the group of Employees consisting of Highly Compensated Employees, then such Company Stock shall be allocated to the accounts of non-Highly Compensated Employees notwithstanding Section 5.04.

(2) If Company Contributions and/or forfeitures cannot be allocated to a Participant's Account because of the limitation contained in subsection (a), such Company Contributions and/or forfeitures will be allocated to the Accounts of the remaining Participants in accordance with Section 5.02 and provided such allocations do not result in any Highly Compensated Employee receiving an allocation of Company Contributions and/or forfeitures for such Plan Year

that is greater as a percentage of Compensation than the allocation of Company Contributions and/or forfeitures for such year as a percentage of Compensation for any non-Highly Compensated Employee.

(3) If Company Contributions otherwise allocable to the Accounts of Participants would exceed the limits of subsection (a) as a result of a reasonable error in estimating the Participants' Compensation, the Plan Administrator shall determine the amount of the excess and the Trustee shall hold the excess in a suspense account until the following Plan Year (or succeeding Plan Years), at which time it shall be allocated pursuant to Section 5.04 to the Accounts of all Participants before any contributions by the Company may be made for the Plan Year. Amounts held in the suspense account shall share in the investment gains and losses of the Trust Fund.

(4) If the limits of subsection (a) will be exceeded as a result of a Company Contribution to another Qualified Plan and the Company is permitted by law and by the terms of such other Qualified Plan to reduce the Company Contribution to such Qualified Plan or to receive refund of a portion of the Company Contribution to such Qualified Plan, the Company shall reduce its Company Contribution to such Qualified Plan or exercise its right to receive a refund from such Qualified Plan to the extent necessary to comply with the limitations set forth in subsection (a).

(c) (1) The dollar limitations described in Subsections (a) shall be adjusted in accordance with governmental regulations describing the method and amount of such adjustments.

(2) The dollar limitations described in Subsections (a) shall not reduce the annual additions to the Account of any Participant under the Plan prior to the Effective Date, using the applicable maximum dollar limitations then in effect.

(d) Contributions allocated to an Individual Medical Benefit Account, as defined in section 415(l)(2) of the Code, shall be treated as an annual addition to a defined contribution plan for purposes of the determining application of the limitations described in Subsections (a) and (c).

(e) Amounts attributable to medical benefits allocated to an account established under section 419(A)(d) of the Code on behalf of a Key Employee (as defined in Section 8.02(c)) shall be treated as an annual addition to a defined contribution plan for purposes of determining application of the $30,000 limitation described in Subsections (a) and (c)(2)(A).

(f) Allocations of income or proceeds pursuant to Sections 5.05, 5.06 and 5.07 shall not be considered an annual addition for purposes of this Section 5.09.

ARTICLE SIX -- VESTING

6.01 Vesting of Accounts.

(a) Subject to the provisions of Sections 6.02 and 8.05, the portion of a Participant's Account that is vested (nonforfeitable) on any specified date shall be determined on the basis of his or her Years of Service in accordance with the following schedule:

Years of Service	Percentage Vested
Less than five	0 %
Five or more	100 %

(b) Notwithstanding the foregoing, a Participant's Account shall also become 100-percent vested and nonforfeitable upon a Participant's attainment of his or her Normal Retirement Date while employed by the Company or a Participant's death or Disability while employed by the Company.

6.02 Credit for Prior Years of Service. In determining Years of Service for purposes of determining vesting of Participants' Accounts under Section 6.01, each Participant shall be credited only with Years of Service attained after the Effective Date of the Plan.

6.03 Forfeitures. If all of a Participant's Account is not vested under the Plan upon a Participant's termination of employment, the Participant shall receive a distribution of his or her entire account balance under the Plan and the nonvested portion of the Participant's Account shall be forfeited and deemed to be a Company Contribution to the Plan made pursuant to Section 4.01 for the Plan Year in which the forfeiture occurs. Such distribution and forfeiture shall take place no later than the close of the Plan Year following the Plan Year of a Participant's termination of employment and distributions shall be made with respect to Participant Accounts as soon as practible. If a portion of a Participant's Account is not vested under the Plan upon a Participant's termination of employment, the nonvested portion of his or her Account shall remain in the Plan, but no further allocations of Company Contributions (or forfeitures) shall be made to the Participant's Account. If the Participant completes a Five-Year Break in Service, the nonvested portion of the Participant's Account shall be forfeited and deemed to be a Company Contribution to the Plan made pursuant to Section 4.01 for the Plan Year in which the forfeiture occurs.

6.04 Effect of Break in Service on Service. If a Participant who terminated his or her employment with the Company is rehired by the Company and again becomes a Participant in the Plan pursuant to Section 3.03, all Years of Service prior to his or her Break in Service shall continue to be counted toward determining vesting of such Participant's Account (including undistributed portions of the Participant's Account that accrued prior to the Break in Service) if the Break in Service is not a Five- Year Break in Service.

If such Break in Service is a Five-Year Break in Service:

(a) all Years of Service prior to the Break in Service shall be excluded if the Participant had no vested account balance at the time of his or her Five-Year Break in Service; and

(b) Years of Service after the Break in Service shall be excluded for the purpose of determining the Participant's vested interest in his or her Account which accrued before such Break in Service. Separate Accounts shall be maintained for the Participant's pre-break and post-break Account balances.

6.05 Restoration of Participant's Account.

(a) If a rehired Participant whose Account was less than 100 percent (100%) vested received a distribution of the vested portion of his or her Account pursuant to Article Seven, the Participant's Account will be restored to the balance on the Allocation Date (or Valuation Date) immediately preceding the distribution if the Participant repays to the Plan the full amount of such distribution on or before the Participant incurs five consecutive Breaks in Service following the date of distribution.

(b) To restore the Participant's Account balance, the Committee shall, to the extent necessary, allocate to such Participant's Account the following amounts in the order listed:

(1) The amount of any Participant forfeitures which would otherwise be allocated under Section 5.04;

(2) The amount of any net income or gain of the Fund for the Plan Year; and

(3) The amount of the Employer contribution for the Plan Year, except to the extent such contribution is required to enable the Plan to meet its obligations under an Exempt Loan.

To the extent the foregoing amounts are insufficient to restore completely the Participant's Account, the Employer shall contribute without regard to any requirement or condition contained in Section 4.01, such additional amount as is necessary to complete such restoration. Such contribution must be made as of the Allocation Date for the Plan Year in which the Participant's repayment occurs or the following Plan Year. If more than one Participant's Account must be restored, such Accounts shall be restored pro-rata.

6.06 Returning Veterans' Rights. Notwithstanding any provisions of this Plan to contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

ARTICLE SEVEN -- BENEFIT DISTRIBUTIONS TO PARTICIPANTS AND BENEFICIARIES

7.01 General. A Participant shall not be permitted to withdraw any portion of his or her interest under the Plan while he or she is employed by the Company, except in the case of dividends distributed in cash to Participants as set forth in Section 5.05, distributions required by law and set forth in Section 7.02(c), and distributions as set forth in Section 7.02(f). All distributions shall be subject to mandatory withholding rules as may be in effect under the Code and accompanying regulations unless a Distributee elects a Direct Rollover set forth in Section 7.15. All distributions shall be made in accordance with section 401(a)(9) of the Code and regulations thereunder as set forth in this Article Seven, except to the extent that this Article Seven is determined to be inconsistent with such Code provisions and regulations (including proposed regulations) thereunder.

7.02 Distribution of Pre-Amendment Benefits.

(a) A Participant may elect distribution of his or her Pre-Amendment Benefits under this Section 7.02 or may elect distribution of his or her Pre-Amendment Benefits according the other provisions of this Article Seven, however the consent provisions set forth below shall apply to all distributions of Pre-Amendment Benefits. Unless otherwise elected as provided below, and subject to the permission of the Participant as set forth in Section 7.02(b) below, a Participant shall receive the value of all of his or her Pre-Amendment benefits in a lump sum payable during the Plan Year following the Plan Year of termination of service with the Company for any reason, including death, Disability, retirement, early retirement or other separation from service. A Participant or his Beneficiary may elect to receive any amount of Pre-Amendment Benefits to which he or she is entitled under the Plan in one or more of the following alternative methods:

(1) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the

Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

(2) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

(b) Any distribution of Pre-Amendment benefits to a Participant who has a benefit under the Plan (including all Pre-Amendment and Post-Amendment benefits) which exceeds, or has ever exceeded, $5,000 shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent::

(1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

(2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7(a).02(e).

(3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the proposed distribution date.

(4) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the distribution date.

(5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

(c) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's Pre-Amendment Benefits, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

(1) A Participant's Pre-Amendment Benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½ or (ii) the calendar year in which the Participant retires, provided, however, that

this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70½ or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations.

(2) Distributions to a Participant and his or her Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

(d) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

(e) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

(f) If a distribution of Pre-Amendment Benefits is made at a time when a Participant is not fully vested in his or her Pre-Amendment Account (employment has not terminated) and the Participant may increase the vested percentage in such account:

(1) a separate account shall be established for the Participant's interest in the Plan as of the time of the distribution; and

(2) at any relevant time, the Participant's vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

X equals P(AB plus (R x D)) - (R x D)

For purposes of applying the formula: P is the vested percentage at the relevant time (determined according to Section 6.01), AB is the Pre-Amendment Account balance at the relevant time, D is the amount of distribution, and R is the ratio of the Pre-Amendment Account balance at the relevant

time to the Pre-Amendment Account balance after distribution.

(g) Notwithstanding any other section of this Plan, if, upon termination of employment, the total value of all of a Participant's Accounts under this Plan do not exceed and have never exceeded $5,000, such Partipant's benefits under this Plan shall be distributed to him or her in a lump sum as soon as administratively feasible after the close of the Plan Year in which such Participant terminates his or her employment with the Company.

7.03 Time of Distribution to Retired Participants. Unless the Participant elects otherwise in writing, distribution of benefits to a Participant (or his or her Beneficiary) under the Plan shall commence no later than sixty days following the Plan Year in which the latest of the following events occur:

(a) a Participant who has terminated his or her employment reaches his or her Normal Retirement Date;

(b) a Participant who has reached his or her Normal Retirement Date terminates his or her employment with the Company; or

(c) the tenth anniversary of the year in which the Participant commenced participation in the Plan.

A Participant who terminates his or her service after his or her Normal Retirement Age but has not achieved the tenth anniversary of the year in which the Participant commenced participation in the Plan may nevertheless elect to commence distribution of his or her benefits under the Plan not later than the end of the Plan Year following the Plan Year of such termination of service, or, with respect to benefits consisting of Financed Shares acquired through an Acquisition Loan that remains outstanding, the end of the Plan Year in which such Acquisition Loan is repaid in full.

7.04 Time of Distribution to Deceased or Disabled Participants. Unless the Participant (or his or her Beneficiary) elects otherwise in writing, distribution of benefits to a Participant (or his or her Beneficiary) under the Plan shall commence no later than the last day of the Plan Year following the Plan Year in which a Participant suffers a permanent Disability or dies while employed by the Company. All benefits accrued on behalf of a Participant who dies or has a permanent Disability while employed by the Company shall be distributed within five years of the date of death or Disability. If a Participant dies after distribution of his or her benefits have commenced, such Participant's remaining interest in the Plan shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

7.05 Time of Distribution to Other Terminated Participants. A Participant whose vested Account balance has a total value of less than $5,000 shall receive the value of his or her entire Account balance in a lump sum by the end of the Plan Year after the Plan Year in which such Participant terminates service with the Company. A Participant who terminates his or her employment with the Company prior to his or her Normal Retirement Date may otherwise elect to

begin to receive his or her benefits attributable to Company Stock upon the close of the Plan Year following the Plan Year in which such Participant terminates his or her employment.. Notwithstanding the foregoing, A Participant may not elect to receive benefits consisting of Financed Shares acquired through an Acquisition Loan that remains outstanding until the end of the Plan Year in which such Acquisition Loan is repaid in full. All elections under this section shall be made on a form to be provided by the Plan Administrator.

7.06 Time of Distribution to Participants Age 70½ or Older.

a) For Plan Years beginning after December 31, 1998, notwithstanding any Participant election or any other provision of this Plan, each Participant under the Plan who owns five (5) percent or more of the Company shall receive his or her entire Account balance under the Plan not later than April 1st of the calendar year following the calendar year in which the Participant attains age 70½. Notwithstanding any Participant election or any other provision of this Plan, each Participant under the Plan who does not own five (5) percent or more of the Company shall receive his or her Account balance no later than the latest of: (i) April 1st of the calendar year following the calendar year in which the Participant attains age 70½, or (ii) April 1st of the calendar year following the calendar year in which the Participant separates from service with the Company.

b) For Plan Years beginning before January 1, 1999, each Participant who attains age 70 ½ prior to January 1, 1999 shall receive his or her entire Account balance under the Plan not later than April 1st of the calendar year following the calendar year in which the Participant attained age 70 ½.

c) Notwithstanding any provision of this Plan each Participant under the Plan shall receive his benefits accrued before January 1, 1997 by April 1st of the calendar year following the calendar year in which the Participant attains age 70½.

The Participant shall receive distributions while still employed by the Company as necessary to effectuate the provisions of this Section.

7.07 Valuation for Distribution. For the purpose of paying the amounts to be distributed to a Participant or his or her Beneficiaries pursuant to Section 7.10 or determining the fair market value of Company Stock to be repurchased by the Company pursuant to Section 7.11, the value of Company Stock held within the Trust Fund and the value of the Participant's interest in Company Stock shall be determined in accordance with the provisions of Article Five as of the Valuation Date coincident with or immediately preceding the date upon which the Participant receives a distribution from the Plan.

7.08 Segregation of Accounts. The Trustee shall, where administratively feasible, segregate all Accounts of a Participant as of the first day of the Plan Year following the Plan Year in which

such Participant terminates employment with the Company. The Trustee may, in its discretion, allocate non-Company Stock assets having a fair market value equal to the fair market value of a terminated Participant's account exclusively to a Participant's Company Contribution Account. Any Company Stock previously allocated to such Participant's Company Stock Account shall be reallocated in equivalent value to the Company Stock Accounts of any Participants whose Company Contribution Accounts have been debited. If the assets allocated to a Participant's Company Contribution Account pursuant to this section are the result of a current Company Contribution, then an equivalent value of such terminated Participant's Company Stock Account shall be allocated as a Company Contribution pursuant to Section 5.04 above.

7.09 Mode of Distribution.

(a) Unless a Participant elects a longer period or an alternative period of distribution described in this Section, the distribution of the Participant's account balance will be made in two equal annual installments of shares or their fair market value. However, if the total value of such Participant's Accounts exceeds five hundred thousand dollars ($500,000), as indexed, the term of the distribution shall be five years, plus one year (but not more than five (5) additional years) for each one hundred thousand dollars ($100,000) by which the value of such Account exceeds five hundred thousand dollars ($500,000).

(b) A Participant may not elect a distribution period longer than his or her life expectancy as determined according to life expectancy tables set forth under the Code.

7.10 Form of Distribution. Distribution of a Participant's Account will be made in shares of Company Stock, cash or a combination of Company Stock and cash; provided, however that the Plan Administrator shall provide written notification to the Participant of his or her right to demand that the value of the portion of his or her Account not diversified pursuant to Section 11.06 hereinbelow be distributed solely in Company Stock. If, however, the Company's Certificate of Incorporation or its Bylaws restrict ownership of substantially all of the Company's Stock to its employees and/or to qualified trusts established for the benefit of its employees, or if the shareholders of the Company have elected for the Company to be taxed under Subchapter S of the Code, a Participant's benefits shall be paid in cash and he or she shall not have any right to request that they be paid in Company Stock.

7.11 Option to Have the Company Purchase Company Stock. Any Participant who receives Company Stock pursuant to Section 7.09, and any person who has received Company Stock from such a Participant by reason of the Participant's death or incompetency shall have the right to require the Company to purchase all of his or Company Stock for its current fair market value (hereinafter referred to as the "*put option*"). The put option shall not apply to the extent that the Company Stock may be sold on an established market in accordance with federal and state securities laws and regulations. The put option shall be exercisable only with respect to all shares held by the

Participant by written notice to the Company during the first 60 days after the Company Stock is distributed by the Plan and for a 60-day period commencing one year after the Company Stock is distributed by the Plan, and, if exercised, the Trustee may, in his or her sole discretion, assume the Company's rights and obligation with respect to purchasing the Company Stock. If the Company is required to repurchase Company Stock distributed to a Participant as part of a distribution of a Participant's entire Account within a single taxable year of the Participant, (i) the amount to be paid must be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option described above and not exceeding five years, and (ii) there must be adequate security provided and a Reasonable Rate of Interest paid on the unpaid amounts referred to in (i) above. If the Company is required to repurchase Company Stock as part of an installment distribution, the amount to be paid for the Company Stock shall be paid not later than 30 days after the exercise of the put option described above. Nothing contained herein shall be deemed to obligate the Company to register any Company Stock under any federal and state securities law or to create a public market to facilitate transferability of Company Stock. The put option herein described may only be exercised by a person described in the first sentence of this Section 7.10 and may not be transferred either separately or together with any Company Stock to any other person.

7.12 Restrictions on Participants' Disposition of Company Stock. Any Participant who receives Company Stock pursuant to Section 7.10, and any person who has received Company Stock from such a Participant by reason of the Participant's death or incompetency shall, prior to any sale or other transfer of the Company Stock, first offer in writing to sell the Company Stock to the Company and the Plan at its fair market value. This restriction shall apply to any non-gratuitous transfer, whether voluntary, involuntary, or by operation of law, except that it shall not apply to a transfer either to a Participant's personal representatives or to the bank or other investment institution receiving the Company Stock in a rollover contribution. This restriction shall also not apply in the event that Company Stock becomes readily tradable on an established market. Either the Company or the Trustee may accept the offer within 14 days after it is delivered. If a Participant who has received Company Stock pursuant to Section 7.10 shall have received a bona fide written offer from a prospective buyer in excess of the current fair market value of the Company Stock as determined according to Section 5.02, then, notwithstanding Section 5.02, the fair market value of the Company Stock shall be the amount of the offer, however, the Plan shall not be permitted to purchase the Company Stock from the Participant. Any Company Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 7.12 as well as any other restrictions upon the transfer of the Company Stock pursuant to the Company's Certificate of Incorporation, the Company's bylaws, or federal or state securities laws and regulations.

7.13 Beneficiary Designation.

(a) Death benefits under the Plan shall be paid to the Participant's surviving spouse (1) unless (A) such spouse consents in writing not to receive such benefit and consents to the specific beneficiary designated by the Participant, (B) such consent acknowledges its own effect, and (C) such consent is witnessed by a Plan representative or notary public; or (2) unless the Participant establishes to the satisfaction of a Plan representative either that he or she has no spouse or that his or her spouse cannot be located.

(b) Except as provided in paragraph (a) above, each Participant shall have the unrestricted right at any time to designate the beneficiary or beneficiaries who shall receive, on or after his or her death, his or her interest in the Trust Fund. Such designation shall be made by executing and filing with the Plan Administrator a written instrument in such form as may be prescribed by the Plan Administrator for that purpose. Except as provided in this Section, the Participant shall also have the unrestricted right to revoke and to change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Plan Administrator a written instrument in such form as may be prescribed by the Plan Administrator for that purpose. No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Plan Administrator. If no designation is made, or if the beneficiary named in such designation predecease the Participant, or if the beneficiaries cannot be located by the Plan Administrator, the interest of the deceased Participant shall be paid to the Participant's surviving spouse or, if none, to the Participant's estate.

7.14 Mailing Address. Benefit payments and notifications hereunder to any Participant shall be deemed made when mailed to the last address furnished to the Plan Administrator.

7.15 Delay in Benefit Determination. If the Plan Administrator is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to this Article Seven, the benefits shall in any event be paid within 60 days after they can first be determined.

7.16 Eligible Rollover Distributions. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a Distributee may elect, at the time and in the manner set forth herein, to have any portion of an Eligible Rollover Distribution paid directly to an eligible retirement plan specified by the distributee in an direct rollover. If a Distributee elects to receive his or her Distribution of a Participant's Account in cash or a combination of Company Stock and cash, or as described in Section 7.05, is required to receive such distribution in cash, and such distribution is an Eligible Rollover Distribution, the Distributee shall receive written notice, as more fully described in Section 10.07, of his or her right to request that the distribution be transferred as a Direct Rollover. Such Direct Rollover shall be completed pursuant to the written directions of the Distributee. Such written directions shall acknowledge the

participant's intention that the distribution be paid to an Eligible Retirement Plan as a Direct Rollover, and must contain the name of the new Trustee and the address of the Distributee to which the distribution should be sent. Upon its receipt of the directions, the Plan Administrator shall communicate such directions to the Trustees, who will draw the distribution check payable to the new receiving Trustee. The Plan Administrator and or Trustees will mail the check payment as soon as is administratively feasible to the Distributee at the address listed by the Distributee in his or her written directions. It shall be the sole responsibility of the Distributee to deliver the distribution check to his or her Trustee within the applicable time period allowed by the Code for tax-free rollovers to Eligible Retirement Plans.

ARTICLE EIGHT -- TOP-HEAVY PROVISIONS

8.01 General. The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan. It is intended that this Article shall be construed in accordance with the provisions of Section 416 of the Code.

8.02 Definitions. The following definitions shall supplement those set forth in Article Two of the Plan:

(a) "*Aggregation Group*" shall mean:

(1) each plan (including a frozen plan or a plan that has been terminated during the 60-month period ending on the Determination Date) of the Company or an Affiliated Company in which a Key Employee is a participant.

(2) each other plan (including a frozen plan or a plan that has been terminated during the 60-month period ending on the Determination Date) of the Company or an Affiliated Company that enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code; and

(3) each other plan (including a frozen plan or a plan that has been terminated during the 60-month period ending on the Determination Date) of the Company or an Affiliated Company that is included by the Company if the Aggregation Group, including such a plan, would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(b) "*Determination Date*" shall mean the last day of the preceding Plan Year, except that for the first Plan Year it shall mean the last day of that Plan Year.

(c) "*Key Employee*" for any Plan Year beginning before January 1, 2002 shall mean any Employee or former Employee who at any time during the 60-month period ending on the last day of that Plan Year is described below. The term "*Key Employee*" shall also include the beneficiaries of such persons.

(1) For any Plan Year beginning before January 1, 2002,

(2) One of the ten employees of the Company with:

(A) Compensation greater than the amount described in Section 415(c)(1)(A) of the Code; and

(B) at least one-half of one percent of the ownership interests in the Company or any Affiliated Company;

who own (or are considered as owning, within the meaning of Section 318 of the Code) the largest interests in the Company or any Affiliated Company.

(3) A person who (after application of Section 318 of the Code) owns more than five percent (5%) of the outstanding stock of the Company or who owns stock possessing more than five percent (5%) of the voting power of all Company Stock.

(4) A person who (after application of Section 318 of the Code, substituting "5 percent" for "50 percent" in Section 318(a)(2)(C)) (i) owns more than one percent (1%) of the outstanding stock of the Company or who owns stock possessing more than one percent (1%) of the voting power of all Company Stock; and (ii) who has Compensation in excess of $150,000.

The above determination will be made in accordance with Section 416(i) of the Code. No more than 50 employees (or, if less, the greater of three employees or ten percent (10%) of the greatest number of employees, including leased employees within the meaning of Section 414(n) of the Code, employed by the Company and all Affiliated Companies during the 60-month period ending on the Determination Date) shall be treated as officers. Employees shall not include employees described as excluded according to Section 2.29(c).

"*Key Employeee*" for any Plan Year beginning after December 31, 2001 means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(d) "*Key Employee Ratio*" shall mean the ratio for any Plan Year, calculated as of the Determination Date of such Plan Year, determined by comparing the amount described in Subsection (d)(1) with the amount described in Subsection (d)(2) after deducting from each such amount any portion thereof described in Subsection (d)(3). The present value of accrued benefits under all qualified defined benefit plans included in the Aggregation Group shall be determined on the basis of the 1988 Unisex Mortality Table and an interest rate of seven percent (7%).

(1) The sum of (A) the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the balances in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (c) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date (lookback limited to one year period ending on the Determination Date for distributions on account of separation from service, death or disability for Plan Years beginning after December 31, 2001) except benefits paid on account of death in excess of the accrued benefit or account balances immediately prior to death.

(2) The sum of (A) the present value of all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group, (B) the balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group, and (c) the amounts distributed from all plans in such Aggregation Group to or on behalf of any participant during the period of five Plan Years ending on the Determination Date.

(3) The sum of (A) all rollover contributions (or fund to fund transfers) to the Plan by an Employee from a plan sponsored by an employer that is not the Company or an Affiliated Company, (B) any amount that is included in Subsections (d)(1) and (d)(2) for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year, and (c) any amount that is included in Subsections (d)(1) and (d)(2) for a person who had not

performed any services for the Company at any time during the five-year period ending on the Determination Date.

For Plan Years commencing after December 31, 2001, the accrued benefits of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

(e) "*Non-Key Employee*" shall mean any person who is an Employee or a former Employee of the Company or an Affiliated Company in any Plan Year but who is not a Key Employee as to that Plan Year. The term "*Non-Key Employee*" shall also include the beneficiaries of such persons.

(f) "*Super Top-Heavy Plan*" shall mean each plan in an Aggregation Group if, as of the applicable Determination Date, the Key Employee Ratio in the plan exceeds ninety percent (90%), determined in accordance with Section 416 of the Code.

(g) "*Top-Heavy Plan*" shall mean each plan in an Aggregation Group if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%), determined in accordance with Section 416 of the Code. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is top-heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (B) if there is no such method, as if such benefit accrued not more rapidly than at the slowest accrual rate permitted under the fractional accrual rate of section 411(b)(1)(C) of the Code.

8.03 Minimum Contribution for Non-Key Employees.

(a) In each Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is a Non-Key Employee (except a Participant who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year) and who is employed by the Company on the last day of such Plan Year will receive a total minimum Company Contribution (including forfeitures) under the Plan of not less than five percent (5%) of the Participant's Compensation. All such Participants shall receive such minimum Company Contribution regardless of whether the Participant has performed 1,000 Hours of Service for such Plan Year.

(b) The percentage set forth in Subsection (a) shall be reduced to the percentage at which contributions, including forfeitures, are made (or required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contributions for such Key Employee by his or her Compensation for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section; however, this Section shall not apply to any plan that is required to be included in an Aggregation Group if such

plan enables a defined benefit plan in the Aggregation Group to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

(c) If a Non-Key Employee described in Subsection (a) participates in both a defined benefit plan and a defined contribution plan described in Section 8.02(a)(1) and (2), the Company is not required to provide such Non-Key Employee with both the minimum benefit under the defined benefit plan and the minimum contribution. In such event, the Non-Key Employee shall receive the minimum contribution provided under the defined benefit Top-Heavy Plan.

8.04 Social Security. The Plan, for each Plan Year in which it is a Top-Heavy Plan, must meet the requirements of this Article without regard to any Social Security or similar contributions or benefits.

8.05 Adjustment to Vesting Schedule. If, for any Plan Year, the Plan is determined to be Top-Heavy (*"Top-Heavy Plan Year"*), the portion of a Participant's Account that is vested (nonforfeitable) on any specified date during the Top-Heavy Plan Year shall be determined on the basis of his or her Years of Service as of such date in accordance with the following schedule:

Years of Service	Percentage Vested
Less than three years	0 %
Three or more years	100 %

If the Plan shall cease to be Top-Heavy for any succeeding Plan Year following a Top-Heavy Plan Year, the portion of a Participant's Account that is vested shall be determined according to the vesting schedule set forth in Section 6.01, provided (i) that all portions of a Participant's Account that became vested during a Top-Heavy Plan Year shall continue to be vested, not withstanding application of the vesting schedule set forth in Section 6.01, and (ii) if such Participant has more than three Years of Service, such Participant may elect to have his nonforfeitable percentage determined according to the schedule set forth above.

8.06 Employees Covered By Collective Bargaining Agreements. Sections 8.03 and 8.05 shall not apply with respect to any employee included in a unit of employees covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good faith bargaining between the Company and the employee representatives.

ARTICLE NINE – RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS

9.01 Claims for Benefits. Benefits under this Plan shall be paid when properly written application for same is received by the Plan Administrator. In the event that the Participant fails to apply to the Plan Administrator for his or her benefits by his or her Normal Retirement Date or by the date five years after the date upon which his or her employment terminates, if later, the Plan Administrator shall make diligent efforts to locate such Participant.

9.02 Notification by Plan Administrator. Within 60 days after receiving a claim for benefits, the Plan Administrator shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Plan Administrator denies a claim in any respect, the Plan Administrator shall set forth in written notice to the Participant or Beneficiary:

(a) each specific reason for the denial;

(b) specific references to the pertinent Plan provisions upon which the denial is based;

(c) a description of any additional material or information which reasonably could be submitted by the Participant or Beneficiary to support this claim, with an explanation of the relevance of that material or information; and

(d) an explanation of the claims review procedure described in Section 9.03.

9.03 Claims Review Procedure. Within 60 days after receiving notice from the Plan Administrator that his or her claim for benefits has been denied in any respect, the Participant or Beneficiary may file with the Plan Administrator a written notice of appeal setting forth his or her reasons for disputing the Plan Administrator's determination. In connection with the appeal, the Participant or Beneficiary or his or her representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' right of privacy. Within 60 days after receiving a notice of appeal from a prior determination, the Plan Administrator shall furnish to the Participant or Beneficiary and his or her representative, if any, a written statement of the Plan Administrator's final decision with respect to his or her claim, including the reasons for the decision and the particular Plan provisions upon which it is based.

ARTICLE TEN -- THE PLAN ADMINISTRATOR

10.01 Authority of Plan Administrator. The Plan Administrator shall have exclusive discretionary responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically (a) allocated to the Company or the Trustee under the Plan and Trust Agreement; (b) delegated to other persons by the Company, the Plan Administrator, or the Trustee; or (c) allocated to other parties by operation of law. The Plan Administrator shall have no investment responsibility with respect to the Trust Fund.

10.02 Conclusive Determination of the Plan Administrator. The Plan Administrator shall have full responsibility and authority to interpret the Plan and such reasonable interpretation, made in good faith, shall be final and conclusive on any Employee, former Employee, Participant, former Participant and Beneficiary.

10.03 General Equitable Authority to Correct Record-Keeping Mistakes. Pursuant to the partial list of enumerated powers as set forth in this Article Ten, the Plan Administrator shall have general equitable authority to correct allocation errors, as set forth in Article Three hereinabove, made as a result of good faith error(s) in record-keeping for the Plan.

10.04 Reliance on Tables, etc. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, Trustee, counsel or other expert who is employed or engaged by the Plan Administrator or by the Company on the Plan Administrator's behalf.

10.05 Identity of Plan Administrator. The Plan Administrator shall be selected by the Board of Directors of the Company and may be an individual, individuals or a corporate person. Any individual(s), including but not limited to a director, shareholder, officer, or other employee of the Company, shall be eligible to serve as the Plan Administrator. If the Board of Directors does not designate a Plan Administrator, the Plan Administrator shall be the Company and the Board of Directors may appoint an Administrative Committee to advise the Company in performance of its duties as Plan Administrator. If created, the Administrative Committee shall have three members as appointed from time to time by the Board of Directors. Any individual eligible to become Plan Administrator shall be eligible for appointment to the Administrative Committee. The Administrative Committee shall operate according to rules and procedures similar to those set forth for operation of the Trustees described in Article Eleven below. The Board of Directors shall have the power to remove the Plan Administrator and/or members of the Administrative Committee at

any time without cause and without notice. The Board of Directors shall notify the Trustee upon removal, resignation, or other replacement of the Plan Administrator and/or members of the Administrative Committee.

10.06 Duties of Plan Administrator. The Plan Administrator shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Trustee and whatever information may be necessary properly to administer the Trust. The Plan Administrator shall see to the filing with the appropriate government agencies of all reports and returns required under ERISA and other laws. In addition, the Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders that relate to the Plan, as provided in Section 414(p) of the Code.

10.07 Responsibilities to Participants. The Plan Administrator's responsibilities shall include, but not be limited, to the following. The Plan Administrator shall determine which Employees are to enter the Plan according to the terms of the Plan. The Plan Administrator shall furnish to each eligible Employee whatever summary plan description, summary annual reports, and other notices and information may be required by ERISA. The Plan Administrator also shall determine when a Participant or his or her Beneficiary qualifies for benefits under the Plan and shall provide for the distribution of benefits in the proper form and amount from the assets of the Trust Fund. The Plan Administrator shall, at least 30 but no more than 90 days prior to making any distribution, including a distribution that qualifies as an Eligible Rollover Distribution according to Section 402(a)(5)(E) of the Code, furnish the recipient of a distribution with the written statement required by Section 402(f) of the Code. The required written statement must explain the tax consequences of the distribution, including the circumstances under which the distribution may be transferred to an Eligible Retirement Plan as described in Section 402(c)(8)(B) of the Code, without being subject to current tax, and under which a lump-sum distribution may be taxed at favorable forward-averaging rates.

10.08 Establishment of Participants' Accounts. The Plan Administrator shall maintain on its records for each Participant any and all Accounts that may be necessary in connection with participation in the Plan.

10.09 Plan Expenses. The reasonable expenses incurred by the Plan Administrator in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Plan Administrator. The Company shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and, by doing, to relieve the Trust Fund from the obligation of bearing such expenses. Payment of any such expenses by the Company on one occasion shall not bind the Company to pay any similar expenses

on any subsequent occasion.

10.10 Indemnification of the Plan Administrator. Each person who serves as Plan Administrator and any other person who is an employee or director of the Company or an Affiliated Company shall be indemnified by the Company against expenses (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him or her in connection with any action to which he or she may be a party by reason of his or her performance of administrative functions and duties under the Plan, except in relationship to matters as to which he or she shall be adjudged in such action to be personally guilty of willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall (i) be in addition to such other rights as the person serving as Plan Administrator may enjoy as a matter of law or by reason of insurance coverage of any kind and (ii) not apply to the extent that such right would contravene applicable state law. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person serving as a Plan Administrator or other person may be entitled pursuant to the Bylaws of the Company.

ARTICLE ELEVEN -- THE TRUST FUND

11.01 Designation of Trustees. The Company, by appropriate resolution of its Board of Directors, shall name and designate a Trustee(s) and enter into a Trust Agreement with such Trustee(s). The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement. All of the assets of the Plan shall be held in trust by the Trustee(s) for use in accordance with this Plan in providing for the benefits hereunder. The Company, may also, by appropriate resolution of its Board of Directors, name and designate a Special Fiduciary pursuant to Section 11.04 hereinbelow and enter into a Fiduciary Agreement with such Special Fiduciary. This Article Eleven shall extend to the action of any Special Fiduciary within the scope of its duties under Section 11.04, substituting "Special Fiduciary" for "Trustee" where applicable.

11.02 Exclusive Benefit. No part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except as specifically provided in this Plan and in the Trust Agreement.

11.03 No Interest in Fund. No person shall have any interest in, or right to, any part of the assets or income of the Trust Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

11.04 Trustee(s) to be Fiduciary. The Trustee(s) shall be a fiduciary with respect to

management and control of Trust Assets and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement, provided that the Company may appoint another person as Special Fiduciary with respect to management and control of Trust Assets and to direct the Trustee for the exclusive purpose of considering a transaction whereby the Trust will dispose of directly or indirectly (including a sale of all Company assets to be followed by liquidation of the Company) substantially all Company Stock held by the Trust. The Special Fiduciary, if appointed, shall direct the Trustee with respect to such transaction and the Trustee shall follow all proper directions of the Special Fiduciary and shall have no fiduciary responsibility to the Trust or to Participants in following any such proper directions.

11.05 Investments.

(a) The Trustee(s) shall invest each Participant's Company Contribution Account in an investment medium dedicated to Company Stock, except as set forth in Section 11.06 and except as otherwise prudent and necessary. All contributions allocated to Participants' Company Contribution Accounts and not invested in Company Stock or pursuant to Section 11.06 shall be held by the Trustee in cash or other prudent investments. Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.

(b) If the Trustee(s) shall receive a tender for all or a portion of the Company Stock held by the Plan from any person other than the Company, the Trustee(s) shall communicate the tender, along with all accompanying materials, to Plan Participants. The Trustee(s) shall also provide Plan Participants with such information, including the opinions of professional advisors as may be engaged by the Trustee(s) in his or her discretion, as shall be necessary for Participants to make an informed decision with respect to such tender. Each Participant in the Plan shall direct the Trustee as to voting of shares of Company Stock held in his or her individual Account in the Trust and not held in the Unallocated Stock Suspense Account with respect to such tender offer. Such direction shall be made upon a proxy form upon which directions may be indicated to the Trustee. Each Participant shall have one vote for each share of Company Stock in his or her Account. The Trustee shall vote such allocated shares of Company Stock as instructed by Participants. Allocated shares for which no direction is received shall not be voted. Fraction shares of Company Stock for which directions are received shall be combined to the extent practicable to reflect Participant's directions. The Trustee shall vote the Company Stock held in the Unallocated Stock Suspense Account with respect to such tender offer in his or her discretion. The decision as to whether to tender all or a portion of the shares of Company Stock held by the Plan shall be made according to a majority of votes cast with respect to such tender offer. Subject to a vote in favor of such tender (if such tender offer is not from the Company) and subject to any restrictions on transfer of Company Stock contained in the Certificate of Incorporation or the bylaws of the Company, the Trustee may sell shares of Company Stock to any person (including the Company) provided that any such sale must be made at a price not less favorable to the Plan than fair market value.

11.06 Participant Diversification of Investments.

(a) Notwithstanding any provision to the contrary, a Participant who is a Qualified Participant may elect, within 90 days after the last day of each Plan Year in his or her Qualified Election Period, to direct the investment of twenty-five percent (25%) (or fifty percent (50%) with respect to the last year of the qualified election period) of the sum of (A) the value of his or her Accounts attributable to Company Stock acquired by the Plan after December 31, 1986, determined as of the Valuation Date coincident with the last day of the preceding Plan Year, plus (B) the aggregate amount of distributions paid to the Participant during his or her Qualified Election Period. The amount of the Participant's Account a Participant may direct shall be reduced by the aggregate amount of distributions paid to the Participant during his or her Qualified Election Period.

The Participant shall make an election under this Section in writing on a form to be prescribed by the Plan Administrator.

(b) For purposes of this Section 11.06, "*Qualified Participant*" shall mean any Participant who has attained age 55 and who has ten Years of Service under this Plan, and "*Qualified Election Period*" shall mean the six-Plan Year period beginning with the Plan Year in which the Participant becomes a qualified participant.

(c) A Qualified Participant who makes an election under subparagraph (a) to direct a portion of his or her Account under the Plan shall either: (1) be offered the opportunity to invest the diversified portion in at least three investment options under the Plan other than investment in Company securities; or (2) shall receive, upon the Participant's written consent, the directed portion as a distribution under the Plan. Any investment or distribution under this Section shall be made within 90 days after the last day of the 90-day election period described above in which the Participant elects to receive a distribution.

(d) Notwithstanding the provisions of this section 11.06 above, no diversification election shall be permitted if the Fair Market Value of the Participant's Company Contribution Account as of the last day of the first Plan Year during the Qualified Election Period is less than or equal to Five Hundred Dollars ($500.00). A diversification election shall be permitted in any subsequent Plan Year during the Qualified Election Period if and only if the Fair Market Value of the Participant's Company Contribution Account exceeds Five Hundred Dollars ($500.00).

11.07 Voting of Company Stock. The Trustee shall vote all shares of Company Stock held by the Plan in the Unallocated Stock Suspense Account with respect to all corporate matters upon which Company shareholders are entitled or permitted to vote. Each Participant in the Plan shall direct the Trustee as to voting of shares of Company Stock held in his or her individual Account in the Trust and not held in the Unallocated Stock Suspense Account with respect to all corporate matters upon which Company shareholders are entitled or permitted to vote. At the time proxy materials are forwarded to Company shareholders for each annual or special meeting, the Company shall furnish each Participant who has an Account that includes Company Stock such proxy

materials and a proxy form upon which voting directions may be indicated to the Trustee. Each Participant shall have one vote for each share of Company Stock in his or her Account. The Trustee shall vote such allocated shares of Company Stock as instructed by Participants. Allocated shares for which no direction is received shall not be voted. Fraction shares of Company Stock for which directions are received shall be combined to the extent practible to reflect Participant's directions.

11.08 Delegation of Responsibilities of Trustees. The Trustees may appoint from their number such subcommittees with such powers as they shall determine; may delegate to one or more of their number or to any agent such administrative duties as they may deem advisable; may authorize one or more of their number or any agent to execute or deliver any written instructions, requisitions, orders, notices, or other instruments or make any payment on their behalf; and may employ counsel and agents and obtain such clerical and accounting assistance as they may deem advisable in carrying out the provisions of the Plan.

11.09 Trustee Procedures. The Trustees shall hold meetings upon such notice, at such place or places and at such time or times as it may from time to time determine, and a majority of Trustees shall constitute a quorum. The decision of the Trustees at any meeting at which a quorum is present shall be made by a majority vote of the members present. The action of a majority of the Trustees expressed in writing without a meeting shall constitute the action of the Trustees and shall have the same effect for all purposes as if assented to by all Trustees. No bond or other security shall be required of any Trustee in such capacity in any jurisdiction unless otherwise required by law. The Trustees shall maintain written minutes of all meetings of the Trustees.

All findings, determinations and decisions of the Trustees shall be reflected in the minutes of the meetings of the Trustees or otherwise reduced to writing, and all such findings, determinations and decisions shall be binding and conclusive upon the Participants, their Beneficiaries, other employees and the Company.

11.10 Liability of Trustees. The Trustees and all persons employed by the Company who are engaged in administering the Plan shall be entitled to rely upon all valuations, certificates and reports furnished by other Trustees, an accountant on behalf of the Trust, or by an Independent Appraiser selected by the Trustees and upon all opinions given by any legal counsel selected by the Trustees. The Trustees, the Company, and its officers and directors and all persons employed by the Company who are engaged in administering the Plan (a) shall be fully protected with respect to any action taken by them in good faith which is based upon such valuation, certificate, report or opinion and all actions so taken shall be conclusive and binding upon all persons under the Plan; and (b) shall not be personally liable by reason of any instrument made or executed by them or on their behalf or in the course of administering the Plan or for any mistake of judgment made by them or any other person, or for any neglect, omission or wrongdoing of any other person or for any loss to the Plan unless resulting from their own willful misconduct.

11.11 Indemnification. Each Trustee and each director and officer of the Company shall be indemnified by the Company to the extent permitted by law against all expenses (including costs and attorneys' fees) actually and necessarily incurred or paid by him or her in connection with the defense of any action, suit or proceeding in any way relating to or arising from the Plan to which he or she may be made a party by reason of his or her being or having been a Trustee, director or officer or by reason of any action or omission or alleged action or omission by him in such capacity, and against any amount or amounts which may be paid by him (other than to the Company) in reasonable settlement of any such action, suit or proceeding, where it is in the interest of the Company that such settlement be made. In cases where such action, suit, or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged that such Trustee, director or officer is liable for willful misconduct in the performance of his duties as such. The right of indemnification herein provided shall not be exclusive of other rights to which any Trustee, director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be a Trustee, director or officer and shall inure to the benefit of the heirs, executors and administrators of such Trustee, director or officer.

ARTICLE TWELVE – ACQUISITION LOANS

12.01 Acquisition Loan for Financing Purchase of Company Stock. The Trustee(s) may incur Acquisition Loans from time to time to finance the acquisition of Company Stock or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Company Stock shall be treated as an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default, provided that the default provisions under such Acquisition Loan comply with exempt loan regulations issued under Section 4975(d)(3) of the Code. An Acquisition Loan shall be without recourse against the Plan. The only Trust Assets that may be given as collateral on an Acquisition Loan are Financed Shares acquired with the proceeds of the Acquisition Loan and Financed Shares pledged as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan. No person entitled to payment under an Acquisition Loan shall have any right to Trust Assets other than collateral given for such Acquisition Loan, contributions made under this Plan to meet the Plan's obligations under such Acquisition Loan, and earnings attributable to the collateral or to investment of such contributions. If an Acquisition Loan is an Exempt Loan, the Acquisition Loan Documents must provide for a transfer of Trust Assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made and such Financed Shares are allocated to Participants' Company Stock Accounts under Section 5.04. The Trustees shall use Company Contributions and earnings

attributable to Company Contributions (including cash dividends received on Financed Shares to the extent described in Section 5.05, including both dividends paid on unallocated Financed Shares and dividends paid on allocated Financed Shares, that the Trustees determine should be applied to repayment of the Acquisition Loan related to such Financed Shares) to make payments of principal and/or interest on any Acquisition Loan.

12.02 Release of Financed Shares. Any Financed Shares acquired by the Trust shall initially be credited to the Unallocated Stock Suspense Account and will be allocated to the Company Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustees. The number of Financed Shares to be released from the Unallocated Stock Suspense Account for allocation to Participants' Company Stock Accounts for each Plan Year shall be the number of Financed Shares held in the Unallocated Stock Suspense Account immediately before the release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid on the Acquisition Loan for that Plan Year and the denominator of which is the sum of the numerator and the total of all payments of principal on that Acquisition Loan to be paid during the remaining term of the Acquisition Loan.

Notwithstanding the foregoing, the release method described shall be used only if:

(a) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; and

(b) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it is interest determined under standard loan amortization tables; and

(c) the sum of the expired duration of an Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan does not exceed 10 years by reason of a renewal, extension, or refinancing of an Acquisition Loan.

If any of these three conditions are not met, then, notwithstanding the foregoing, the numerator of the fraction above shall be the amount of principal and interest paid on the Acquisition Loan for that Plan Year and the denominator shall be the sum of the numerator and the total of all payments of principal and interest on that Acquisition Loan to be paid during the remaining term of the Acquisition Loan. The Plan Administrator may also designate, by certificate provided to the Trustees after the Trust has entered into an Acquisition Loan but prior to release of stock resulting from repayment of such Acquisition Loan, that the release method shall be according to payments of principal and interest rather than principal only. Such certificate shall be binding upon the Trustees.

12.03 Company Stock Acquired through an Acquisition Loan. Company Stock acquired with the proceeds of an Acquisition Loan shall not at that time or any time thereafter be subject to any put, call, option, buy-sell or other similar arrangement, other than the put option described in Section 7.11 and the right of first refusal described in Section 7.12. This restriction and the put option described in Sections 7.11 and 7.12 shall continue notwithstanding termination of this Plan or termination of the status of this Plan as an ESOP.

ARTICLE THIRTEEN -- DISCLOSURE TO PARTICIPANTS

13.01 Summary Plan Description. Each Participant shall receive a Summary Plan Description of the Plan as required by Sections 102(a)(1) and 104(b)(1) of ERISA. This Summary Plan Description shall be updated from time to time as required by ERISA.

13.02 Summary Annual Report. Within nine months after each Anniversary Date, each Participant shall receive a Summary Annual Report for the Plan as required by Section 104(b)(3) of ERISA.

13.03 Annual Statement.

(a) Following each Anniversary Date, each Participant shall receive a statement describing: (1) the balance of the Participant's Accounts as of the Anniversary Date; (2) the amount allocated to the Participant's Accounts during the previous Plan Year; (3) the valuation of Trust Assets as of the Anniversary Date; (4) the value of Trust Assets as of the previous Anniversary Date; (5) the vested percentage of the Participant's Account; and (6) the vested amount of the Participant's Account.

(b) In addition to the statement required in paragraph (a) above, a similar statement, reflecting the latest available information at the time, shall be furnished as soon as possible after a written request for such statement is made, but such request need not be honored more than once in any twelve-month period. Such statement may contain any additional information satisfactory to the Committee and the Trustees.

(c) All statements of Account furnished pursuant to this Section 13.03 mayl be accompanied by or include a notation to the effect that the Participant must file in writing with the Committee any objections he or she may have to such statement within thirty days after the date of delivery thereof to him or her or the Participant shall be deemed to have accepted the accuracy of such statement., and such acceptance shall be binding upon the Participant.

13.04 Additional Disclosure. The Company shall make available for examination by any Participant copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on

Form 5500) with the Internal Revenue Service. Upon the written request of any Participant, the Company will provide the Participant with a copy of such documents.

ARTICLE FOURTEEN -- NO ASSIGNMENT OF BENEFITS

14.01 No Assignment of Benefits. A Participant's Account or his or her entitlement to receive any benefit under this Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except (i) in accordance with a Qualified Domestic Relations Order as defined in Section 414(p) of the Code and described in Section 14.02 below, (ii) pursuant to a federal levy under Section 6331 of the Code, or (iii) an amount a Participant is ordered or required to pay to the Plan under a judgment, order, decree or settlement agreement that is described in and complies with Section 401(a)(13)(C) of the Code.

14.02 Qualified Domestic Relations Orders. A person other than a Participant or his or her Beneficiary may acquire an interest in the Participant's benefits only pursuant to a Qualified Domestic Relations Order. Upon receipt of a Domestic Relations Order, the Plan Administrator shall promptly notify the Participant and any Alternate Payee named in such order of the receipt of such order and the Plan's procedures for determining the qualified status of Domestic Relations Orders. Within a reasonable period after receipt of such order (but in no event longer than eighteen months) the Plan Administrator shall notify the Participant and each Alternate Payee of its determination. Pending such determination the Plan Administrator shall direct the Trustees to segregate the assets subject to such order in either a separate account in the Trust Fund or in an escrow account. At the conclusion of the eighteen-month period (or on such earlier date as the determination of qualified status has been made) the assets subject to the order shall be paid pursuant to the terms of the order provided the order is qualified. If the order is not qualified (or no determination can be made within such time period) the assets shall be paid in the same manner as if the order had not been issued. The Plan Administrator shall establish reasonable procedures to implement the requirements of this Section 14.02.

ARTICLE FIFTEEN -- FIDUCIARY RESPONSIBILITY

15.01 Named Fiduciary. The Plan Administrator, the Trustees, and the Company shall be the Named Fiduciaries for the Plan within the meaning of Section 402(a) of ERISA.

15.02 Bonding of Fiduciaries. The Plan Administrator shall insure that the Trustees and all

other Plan fiduciaries handling funds are bonded in accordance with Section 412 of ERISA.

15.03 Responsibility of Fiduciaries. Any Fiduciary with respect to the Plan shall discharge his or her duties solely in the interests of Participants and Beneficiaries for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of the Plan. In addition, any Fiduciary with respect to the Plan shall discharge his or her duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

ARTICLE SIXTEEN -- FUTURE OF THE PLAN

16.01 Possibility of Amendment or Termination. As future conditions cannot be foreseen, the Company reserves the right to amend or terminate this Plan (in whole or in part) and the Trust Agreement at any time, by action of its Board of Directors. Neither amendment or termination of the Plan shall retroactively reduce the accrued benefits or vested rights of Participants nor permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

The Company specifically reserves the right to amend the Plan and the Trust Agreement retroactively in order to satisfy any applicable requirements of the Code and ERISA.

The Company further reserves the right to terminate the Plan in the event of a determination by the Internal Revenue Service (after a timely Application for Determination is filed by the Company) that the Plan initially fails to satisfy the applicable requirements of Section 401(a) of the Code. In that event, all Trust Assets shall (upon written direction of the Company) be returned to the Company, and the Plan and the Trust shall terminate.

16.02 Vesting Upon Termination. If the Plan is terminated (or partially terminated), participation of Participants affected by the termination shall end. The Accounts of Participants affected by the termination shall be fully vested and non-forfeitable. After termination of the Plan, the Trust will be maintained until the Accounts of all Participants have been distributed. Accounts may be distributed following termination of the Plan or in accordance with Section Eight at the discretion of the Company.

16.03 Merger or Consolidation. In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation, or transfer must be at

least as great as immediately before such merger, consolidation, or transfer (as if the Plan had then terminated).

16.04 Complete Discontinuance of Contributions. In the event of a complete discontinuance of contributions under the Plan, each Participant's account under the Plan shall be completely vested and nonforfeitable as of such date

ARTICLE SEVENTEEN -- GENERAL PROVISIONS

17.01 No Employment Rights. Neither the action of the Company in establishing the Plan, nor any provisions of the Plan, nor any action taken by the Company or by the Plan Administrator shall be construed as giving to any Employee of the Company the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Trust Fund.

17.02 Source of Benefits. All benefits payable under the Plan shall be paid or provided solely from the Trust Fund, and the Company assumes no liability or responsibility therefor.

17.03 Governing Law. Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the State of New York.

17.04 Incapacity. If the Plan Administrator deems any Participant or Beneficiary who is entitled to receive benefits hereunder incapable of receiving or disbursing the same by reason of age, illness, or infirmity or incapacity of any kind, the Plan Administrator may direct the Trustees to apply such payments directly for the comfort, support and maintenance of such Participant or Beneficiary, or to pay the same to any responsible person caring for the Participant or Beneficiary who is determined by the Plan Administrator to be qualified to receive and disburse such payments for the Participant's or Beneficiary's benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Company, the Plan Administrator, the Trustees, and the Trust Fund.

17.05 Adoption of Plan By Affiliated Companies. Any Affiliated Company presently existing or hereafter acquired may, with the consent of the Company, adopt this Plan and the Trust created hereunder. In the event that a Participant is transferred from the Company to an Affiliated Company that has adopted this Plan or from an Affiliated Company that has adopted this Plan to the Company, the Participant shall retain his or her account under the Plan and all credits for service under the Plan.

ARTICLE EIGHTEEN -- EXECUTION

To record the restatement of the Plan, the Company has caused this document to be executed on this ____ day of December, 2002.

BANK OF SMITHTOWN

By: ______________________ Attest: ______________________
President Secretary

Seal:

FIRST AMENDMENT TO THE
BANK OF SMITHTOWN
EMPLOYEE STOCK OWNERSHIP PLAN

Bank of Smithtown (the "Company") does hereby amend the Bank of Smithtown Employee Stock Ownership Plan (the "Plan") as follows:

RECITALS

1 Pursuant to Section 16.01 of the Plan, the Company may amend the Plan at any time.

2. The Company desires to amend the Plan in order to:

   (i) Reduce the cash-out provision to $1,000;

   (ii) Add a July 1st Entry Date;

   (iii) Modify the mode of distribution from two annual installments to a lump sum distribution; and

   (iv) Modify the distribution rules for terminated participants to provide that distributions may begin after termination of employment insofar as the request does not violate the law, the terms of the Plan, or the Plan Administrator's Distribution Policy,

The Company hereby makes the following amendments effective the first Plan Year beginning after Januay 1 2005, except as otherwise provided.

1 **Section 7.02(b) replace "$5,000" with "$1,000"**

2. **Section 7.02(b) strike the words "or has ever exceeded"**

3. **Section 7.02(g) replace "$5,000" with "$1,000"**

4. **Section 7.02(g) strike the words "and have never exceeded"**

5. **Section 2.02 is restated in its entirety as follows:**
"2.22 "*Entry Date*" shall mean January 1 and July 1 of each Plan Year.

6. Section 7.09 is restated in its entirety as follows:

7.09 Mode of Distribution.

(a) Unless a Participant elects a longer period or an alternative period of distribution described in this Section, the distribution of the Participant's account balance will be made in a single lump sum payment

(b) A Participant may not elect a distribution period longer than his or her life expectancy as determined according to life expectancy tables set forth under the Code.

7. Section 7.05 is restated in its entirety as follows:

7.05 Time of Distribution to Other Terminated Participants. A Participant whose vested Account balance has a total value of less than $5,000 shall receive the value of his or her entire Account balance in a lump sum by the end of the Plan Year after the Plan Year in which such Participant terminates service with the Company. A Participant who terminates his or her employment with the Company prior to his or her Normal Retirement Date may otherwise elect to begin to receive his or her benefits attributable to Company Stock upon termination of his or her employment.

All other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Bank of Smithtown has caused this Amendment to the Bank of Smithtown Employee Stock Ownership Plan to be executed this 29th day of November, 2005.

Bank of Smithtown

By: Bradley E. Rock
Chairman, President & CEO

Attest: Judith Barber
Secretary

SECOND AMENDMENT TO THE
BANK OF SMITHTOWN
EMPLOYEE STOCK OWNERSHIP PLAN

Bank of Smithtown (the "Company") does hereby amend the Bank of Smithtown Employee Stock Ownership Plan (the "Plan") as follows:

RECITALS

1 Pursuant to Section 16.01 of the Plan, the Company may amend the Plan at any time.

2 The Company desires to amend the Plan in order to:

(i) Charge terminated employees an administrative fee to maintain ~~there~~ their accounts.

The Company hereby makes the following amendments effective the first Plan Year beginning after January 1 2006, except as otherwise provided.

Section 10.09 is restated in its entirety as follows:

10.09 Plan Expenses. The reasonable expenses incurred by the Plan Administrator in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Trust Fund at the direction of the Plan Administrator. The Company shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and, by doing, to relieve the Trust Fund from the obligation of bearing such expenses. The Company shall have the option of paying only Plan Expenses incurred on behalf of Plan Participants still employed by the Company on the last day of the Plan Year in which the expense was incurred. Plan expenses allocated to terminated Participants may be passed through to the Trust Fund and allocated to each terminated Participant's account. Allocation of Plan Expenses shall be calculated on a pro-rata basis based on the balances of all Accounts in the Trust Fund.

Payment of any expenses by the Company on one occasion shall not bind the Company to pay any similar expenses on any subsequent occasion.

IN WITNESS WHEREOF, Bank of Smithtown has caused this Amendment to the Bank of Smithtown Employee Stock Ownership Plan to be executed this 25th day of July, 2006.

Bank of Smithtown

By: Bradley E. Rock
Chairman, Pres & CEO

Attest: Judith Barber

BANK OF SMITHTOWN

Smithtown, New York

I HEREBY CERTIFY that the following resolution was duly adopted on July 25, 2006, at a meeting of the Board of Directors of BANK OF SMITHTOWN at which a quorum was present:

RESOLVED, that effective January 1, 2006, the Company adopted the Second Amendment to the Bank of Smithtown Employee Stock Ownership Plan in the form attached hereto.

FURTHER CERTIFY that there is no provision in the charter or by-laws of BANK OF SMITHTOWN limiting the power of the Board of Directors to adopt the foregoing resolution.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal this 27th day of July, 2006.

BANK OF SMITHTOWN

By: ______________________
Judith A. Barber
Corporate Secretary

RESOLUTION

RESOLVED, that effective January 1, 2006, the Company adopted the Second Amendment to the Bank of Smithtown Employee Stock Ownership Plan in the form attached hereto.

THIRD AMENDMENT TO THE
BANK OF SMITHTOWN
EMPLOYEE STOCK OWNERSHIP PLAN

Bank of Smithtown (the "Company") does hereby amend the Bank of Smithtown Employee Stock Ownership Plan (the "Plan") as follows:

RECITALS

Pursuant to Section 16.01 of the Plan, the Company may amend the Plan at any time.

2. The Company desires to amend the Plan in order to comply with the Pension Protection Act of 2006.

The Company hereby makes the following amendment.

Section 6.01(a) shall be amended, effective January 1, 2007, by adding the following thereto:

The following schedule shall apply to the Account of a Participant who entered the Plan before January 1, 2007 and has not completed an Hour of Service under the Plan on or after January 1, 2007.

Years of Service	Percentage Vested
Less than five	0%
Five or more	100%

The following schedule shall apply to the Account of a Participant who entered the Plan before January 1, 2007 and has completed an Hour of Service under the Plan on or after January 1, 2007.

Years of Service	Percentage Vested
Less than two	0%
Two	20%
Three	40%
Four	60%
Five or more	100%

The following schedule shall apply to the Account of a Participant who entered the Plan on or after January 1, 2007.

Years of Service	Percentage Vested
Less than two	0%
Two	20%
Three	40%
Four	60%
Five	80%
Six or more	100%

All other provisions of the Plan shall remain in full force and effect

IN WITNESS WHEREOF, Bank of Smithtown has caused this Amendment to the Bank of Smithtown Employee Stock Ownership Plan to be executed this 30th day of April, 2008.

Bank of Smithtown

By: Bradley E. Rock
Chairman, President & CEO

Attest: Judith Buber
Secretary

UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
OF
SMITHTOWN BANCORP, INC.

The undersigned, being all of the directors of **Smithtown Bancorp, Inc.** (the "**Company**"), do hereby waive notice of the time, place and purpose of the meeting and do hereby consent to the adoption of the following resolutions by unanimous written consent in lieu of a special meeting of the Board of Directors of the Company, to the same extent as though such action had been authorized at such special meeting pursuant to notice:

WHEREAS, the Company maintains the Bank of Smithtown Employee Stock Ownership Plan (the "Plan");

WHEREAS, under Section 16.01 of the Plan, the Board of Directors may amend the Plan;

NOW THEREFORE, it is resolved as follows:

RESOLVED, that effective January 1, 2005, the Company adopts the First Amendment to the Bank of Smithtown Employee Stock Ownership Plan, last restated in its entirety effective January 1, 2002, in the form attached hereto;

FURTHER RESOLVED, that this Consent shall be filed in the minute book of the Company;

FURTHER RESOLVED, that the officers of the Company are authorized and directed to take all actions necessary or appropriate to carry out this Consent; and

FURTHER RESOLVED, that this Consent in lieu of a Special Meeting of the Board of Directors of the Company may be executed in the original or by facsimile and/or in counterparts by the Directors, and that this unanimous written consent in lieu of a Special Meeting of the Board of Directors be filed with the minutes of the proceedings of the Board of Directors of the Company by its Secretary.

[remainder of page intentionally left blank]

[signature page follows]

Dated: Nov 29, 2005

SMITHTOWN BANCORP, INC.
BOARD OF DIRECTORS

Manny Schwartz, Director

, Director

, Director

, Director

, Director

, Director

, Director

, Director

Bradley E Rock, Director